Exhibit 5.1

November 12, 2008

MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619

Ladies and Gentlemen:

You have requested our opinion in connection with the post-effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-137940) (the “Amended Registration Statement”) filed by MISCOR Group, Ltd. (“MISCOR”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Amended Registration Statement relates to the registration under the Securities Act of 8,000,130 shares of MISCOR common stock, no par value (the “Shares”), for resale by the selling shareholders named in the Amended Registration Statement.

We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In this regard, we previously furnished to you an opinion (the “2006 Opinion”) in connection with the registration of 375,000 shares of MISCOR common stock, no par value (the “Warrant Shares”), issuable upon the exercise of certain warrants of MISCOR (the “Warrants”) under the Registration Statement on Form S-1 (reg. No. 333-137940) filed by MISCOR with the Commission on November 2, 2006, and an opinion (the “2005 Opinion”) in connection with the registration of 199,628,252 shares of MISCOR common stock, no par value (the “Original Shares”), under the Registration Statement on Form S-1 (Reg. No. 333-129354) filed by MISCOR with the Commission on November 1, 2005.  The 2006 Opinion was filed as Exhibit 5.1 to the Registration Statement on Form S-1 (Reg. No. 333-137940), and the 2005 Opinion was filed as Exhibit 5.1 to the Registration Statement on Form S-1 (Reg. No. 333-129354).

MISCOR filed post-effective Amendment No. 1 to its Registration Statement on Form S-1 (reg. No. 333-137940) with the Commission on April 27, 2007 (“Amendment No. 1”).  Amendment No. 1, which was declared effective on May 9, 2007, also served as post-effective Amendment No. 1 to MISCOR’s Registration Statement on Form S-1 (Reg. No. 333-129354) and combined the prospectuses included in each registration statement into a single prospectus covering 200,003,252 shares of MISCOR common stock.

Pursuant to a reverse stock split effectuated by MISCOR on January 14, 2008 (the “Reverse Stock Split”), each 25 shares of MISCOR common stock was combined and consolidated into one share, thereby reducing the number of issued and outstanding shares of MISCOR common stock.  As a result of the Reverse Stock Split, Amendment No. 1 as well as the Amended Registration Statement relate to 8,000,130 shares of MISCOR common stock.

We are furnishing this opinion with respect to the number of Shares covered by the Amended Registration Statement, after giving effect to the Reverse Stock Split.  This opinion supersedes the 2006 Opinion and 2005 Opinion in all respects.

In connection with your request, we have made such examination of the corporate records and proceedings of MISCOR and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.  Based upon such examination and action, we are of the opinion that:

1.
MISCOR has duly authorized the Warrant Shares to be issued upon the exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants in accordance with their terms against payment of the applicable exercise price in the manner described in the Amended Registration Statement and in compliance with the Securities Act and applicable state blue sky laws, the Warrant Shares will have been validly issued and will be fully paid and non-assessable.

2.	The Original Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amended Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is part of the Amended Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP